Exhibit 99.2
HLTH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue	$89,136	$77,197	$170,818	$149,078

Costs and expenses:
Cost of operations	32,763	28,997	64,333	57,615
Sales and marketing	25,460	21,929	51,290	44,799
General and administrative	23,181	26,950	44,325	55,393
Depreciation and amortization	7,315	7,239	14,203	13,564
Interest income	8,062	10,100	19,998	19,774
Interest expense	4,628	4,616	9,235	9,325
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	60,108	—
Other (expense) income, net	(666)	1,396	(4,810)	4,278

Income (loss) from continuing operations before income tax provision	3,185	(1,038)	480,536	(7,566)
Income tax provision	1,330	1,658	26,944	1,427
Minority interest in WHC income (loss)	1,071	843	(2,774)	958
Equity in earnings of EBS Master LLC	—	7,575	4,007	14,674

Income from continuing operations	784	4,036	460,373	4,723
Loss from discontinued operations, net of tax	(3,651)	(49,499)	(82)	(44,484)

Net (loss) income	$(2,867)	$(45,463)	$460,291	$(39,761)

Basic (loss) income per common share:
Income from continuing operations	$0.00	$0.02	$2.52	$0.03
Loss from discontinued operations	(0.02)	(0.27)	(0.00)	(0.25)

Net (loss) income	$(0.02)	$(0.25)	$2.52	$(0.22)

Diluted (loss) income per common share:
Income from continuing operations	$0.00	$0.02	$2.04	$0.02
Loss from discontinued operations	(0.02)	(0.26)	(0.00)	(0.23)

Net (loss) income	$(0.02)	$(0.24)	$2.04	$(0.21)

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	182,622	180,219	182,399	178,115

Diluted	186,243	191,032	228,209	188,693

HLTH CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue
WebMD Online Services:
Advertising and sponsorship	$62,383	$52,436	$118,448	$99,857
Licensing	21,866	19,799	43,789	39,914
Content syndication and other	345	653	762	1,537

Total WebMD Online Services	84,594	72,888	162,999	141,308
WebMD Publishing and Other Services	4,582	4,382	7,859	7,906
Inter-segment eliminations	(40)	(73)	(40)	(136)

	$89,136	$77,197	$170,818	$149,078

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)
WebMD Online Services	$18,800	$14,042	$35,331	$27,034
WebMD Publishing and Other Services	1,027	863	273	505
Corporate	(5,573)	(6,337)	(10,632)	(13,063)

	$14,254	$8,568	$24,972	$14,476

Adjusted EBITDA per diluted common share (b)	$0.08	$0.04	$0.11	$0.08

Interest, taxes, non-cash and other items (c)
Interest income	$8,062	$10,100	$19,998	$19,774
Interest expense	(4,628)	(4,616)	(9,235)	(9,325)
Income tax provision	(1,330)	(1,658)	(26,944)	(1,427)
Depreciation and amortization	(7,315)	(7,239)	(14,203)	(13,564)
Non-cash stock-based compensation	(6,471)	(7,779)	(12,443)	(16,961)
Non-cash advertising	—	—	(1,558)	(2,320)
Minority interest in WHC (income) loss	(1,071)	(843)	2,774	(958)
Equity in earnings of EBS Master LLC	—	7,575	4,007	14,674
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	(60,108)	—
Other (expense) income, net	(717)	(72)	(4,911)	354

Income from continuing operations	784	4,036	460,373	4,723
Loss from discontinued operations, net of tax	(3,651)	(49,499)	(82)	(44,484)

Net (loss) income	$(2,867)	$(45,463)	$460,291	$(39,761)

Basic (loss) income per common share:
Income from continuing operations	$0.00	$0.02	$2.52	$0.03
Loss from discontinued operations	(0.02)	(0.27)	(0.00)	(0.25)

Net (loss) income	$(0.02)	$(0.25)	$2.52	$(0.22)

Diluted (loss) income per common share:
Income from continuing operations	$0.00	$0.02	$2.04	$0.02
Loss from discontinued operations	(0.02)	(0.26)	(0.00)	(0.23)

Net (loss) income	$(0.02)	$(0.24)	$2.04	$(0.21)

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	182,622	180,219	182,399	178,115

Diluted	186,243	191,032	228,209	188,693

(a)	See Annex A — Explanation of Non-GAAP Financial Measures.

(b)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted (loss) income per common share.

(c)	Reconciliation of Adjusted EBITDA to income from continuing operations.

HLTH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$1,123,899	$536,879
Short-term investments	304,325	290,858
Accounts receivable, net	68,865	86,081
Due from EBS Master LLC	69	1,224
Prepaid expenses and other current assets	24,331	71,090
Assets of discontinued operations	268,046	262,964

Total current assets	1,789,535	1,249,096

Marketable equity securities	2,543	2,383
Property and equipment, net	48,491	49,554
Goodwill	214,475	217,323
Intangible assets, net	31,323	36,314
Investment in EBS Master LLC	—	25,261
Other assets	62,330	71,466

Total Assets	$2,148,697	$1,651,397

Liabilities and Stockholders’ Equity
Accrued expenses	$44,807	$49,598
Deferred revenue	87,401	76,401
Liabilities of discontinued operations	124,788	123,131

Total current liabilities	256,996	249,130

Convertible notes	650,000	650,000
Other long-term liabilities	21,332	21,137

Minority interest in WHC	135,416	131,353

Stockholders’ equity	1,084,953	599,777

Total Liabilities and Stockholders’ Equity	$2,148,697	$1,651,397

HLTH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$460,291	$(39,761)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations, net of tax	82	44,484
Depreciation and amortization	14,203	13,564
Minority interest in WHC (income) loss	(2,774)	958
Equity in earnings of EBS Master LLC	(4,007)	(14,674)
Amortization of debt issuance costs	1,490	1,447
Non-cash advertising	1,558	2,320
Non-cash stock-based compensation	12,443	16,961
Deferred income taxes	5,556	1,041
Gain on sale of EBS Master LLC and 2006 EBS Sale	(538,024)	(399)
Impairment of auction rate securities	60,108	—
Changes in operating assets and liabilities:
Accounts receivable	17,216	7,976
Prepaid expenses and other, net	21,090	1,128
Accrued expenses and other long-term liabilities	(3,695)	(44,070)
Deferred revenue	11,000	10,576

Net cash provided by continuing operations	56,537	1,551
Net cash (used in) provided by discontinued operations	(343)	17,429

Net cash provided by operating activities	56,194	18,980

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	106,586	194,096
Purchases of available-for-sale securities	(177,150)	(388,942)
Purchases of property and equipment	(6,985)	(10,217)
Proceeds related to the sales of EBS, EPS and ACS/ACP, net of expenses	598,935	2,898
Decreases in net advances to EBS Master LLC	1,155	19,730
Other	148	—

Net cash provided by (used in) continuing operations	522,689	(182,435)
Net cash used in discontinued operations	(3,144)	(2,341)

Net cash provided by (used in ) investing activities	519,545	(184,776)

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	9,644	103,263
Purchases of treasury stock under repurchase program	—	(42,906)
Other	(80)	457

Net cash provided by continuing operations	9,564	60,814
Net cash used in discontinued operations	(76)	(101)

Net cash provided by financing activities	9,488	60,713
Effect of exchange rates on cash	1,793	361

Net increase (decrease) in cash and cash equivalents	587,020	(104,722)
Cash and cash equivalents at beginning of period	536,879	614,691

Cash and cash equivalents at end of period	$1,123,899	$509,969